Exhibit 21.1

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

Scientific Games Management Corporation (Delaware) (100%)

Scientific Games Holdings Corp. (Delaware) (100%)

Scientific Games (Greece), Inc. (Delaware) (100%)

Scientific Games Acquisition, Inc. (Delaware) (100%)

Scientific Games Finance Corporation (Delaware) (100%)

Scientific Games International, Inc. (Delaware) (100%)

MDI Entertainment, LLC (Delaware) (100%)

Scientific Games Royalty Corporation (Delaware) (100%)

Scientific Games Canada Inc. (Ottawa) (100%)

Scientific Connections India Private Limited (India) (99.9%)

Scientific Games del Peru, S.R.L. (99.9%)

Scientific Games Racing, LLC. (Delaware) (100%)

NASRIN Services LLC (Delaware) (70%)

TRACKPLAY LLC (Delaware) (70%)

Scientific Games Racing Electronics & Computer Services Industry and Trading Limited Co.(Turkey) (99.9%)

SG Racing, Inc. (Delaware) (100%)

Autotote Canada Inc. (Ontario) (100%)

Autotote Enterprises, Inc. (Connecticut) (100%)

Autotote Panama, Inc. (Panama) (100%)

Autotote Gaming, Inc. (Nevada) (100%)

Autotote Dominicana Inc. (Delaware) (100%)

Autotote Interactive, Inc. (Delaware) (100%)

Scientific Games Holdings Limited (Ireland) (100%)

Scientific Games Worldwide Sports Ltd. (B.V.I.) (100%)

Scientific Games Worldwide Limited (Ireland) (100%)

Scientific Games Services Limited (Ireland) (100%)

Scientific Games Luxembourg Holdings SARL (Luxembourg) (100%)

Scientific Games Puerto Rico, Inc. (Puerto Rico) (100%)

Scientific Games Racing, LLC (Puerto Rico) (100%)

Scientific Games Luxembourg Finance SARL (Luxembourg) (100%)

Scientific Games Racing SAS (France) (99.96%)

Scientific Games Racing B.V. (Netherlands) (100%)

Scientific Games Banen B.V. (Netherlands) (100%)

Scientific Games Mexico, SRL de CV (Mexico) (99.9%)

Scientific Games Sevicios, SRL de CV (Mexico) (99.9%)

Scientific Games International Holdings Limited (UK) (100%)

Scientific Games Beteiligungsgesellschaft mBH (Austria) (100%)

Scientific Games International GmbH (Austria) (100%)

Scientific Games Germany GmbH (Germany) (100%)

Autotote Europe GmbH (Germany) (100%)

Scientific Games Racing GmbH (Austria) (100%)

Scientific Games Racing GmbH (Germany) (100%)

TEK Totalisatorservice GmbH (Germany) (50%)

Honsel Printpool GmbH (Germany) (100%)

BlitzlosLtd. (Russia) (98%)

Scientific Games International Limited (UK) (100%)

Scientific Connections SDN BHD (Malaysia) (100%)

Knightway Promotions Limited (UK) (100%)

Scientific Connections Limited (UK) (100%)

Scientific Games Chile Limitada (Chile) (100%)

Scientific Games Latino America S.A. (Chile) (100%)

SGLA Servicios Limitada (Chile) (100%)

SGLA Comercializadora de Materiales Limitada (Chile) (100%)

Scientific Games Latino America Limitada (Chile) (100%)